Parkway Reports 2011 Third Quarter Results

JACKSON, Miss., Nov. 7, 2011 /PRNewswire/ --

Highlights

  Reports FFO of $0.78 per share and recurring FFO of $0.57 per share
  Reports average occupancy of 84.5%, with portfolio 86.3% leased
  Reports agreement to sell interests in Fund I portfolio to partner
  Sold four properties for $68.5 million
  Under contract to sell 111 East Wacker for $150.6 million

Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20030513/PARKLOGO )

Steven G. Rogers, President and Chief Executive Officer, stated, "As previously announced, I've decided to retire from Parkway. It has been my great pleasure to be associated with Parkway and serve as its President over the past 18 years. We have seen many changes in the public REIT space and in the real estate market during this time, and throughout the years we have adjusted our strategy to attempt to take advantage of changing market conditions. I have great confidence in the excellent management team and property operations team at Parkway, and I am certain that they are prepared to confront both the challenges and opportunities in the future. We have a unique culture at Parkway and I will miss the day-to-day camaraderie with the professionals that work here. Our team accomplished much this year and positioned the company for a transition that should serve as a solid base from which to grow our business and build value."

James R. Heistand, Executive Chairman, stated, "I want to publicly thank Steve for his tireless leadership of Parkway during the last 18 years. We have accomplished many important goals this year including the acceleration of our asset recycling program by selling several non-core assets, which contributed to our overall goal of improving our balance sheet and completing the majority of the Fund II investments. Additionally, we are announcing today our decision to sell our interests in the Fund I portfolio. We expect this sale to further improve the Company’s balance sheet and result in future increased cash flow and greater flexibility to pursue additional investments in the future. As Steve and I continue to work together to insure a smooth transition, you can look for more specific communications regarding changes to our strategy soon."

Consolidated Financial Results

  Funds from operations ("FFO") available to common shareholders totaled $16.8 million, or $0.78 per diluted share, for the three months ended September 30, 2011, as compared to $13.6 million, or $0.63 per diluted share, for the three months ended September 30, 2010.  FFO for the three months ended September 30, 2011 includes a non-cash impairment loss in connection with the 2100 Ross mortgage loan receivable of $9.2 million, or $0.43 per diluted share, offset by the adjustment recorded for the change in the fair value of contingent consideration in connection with the contribution of the Eola Management Company in the amount of $12.0 million, or $0.56 per diluted share.  Recurring FFO totaled $12.3 million, or $0.57 per diluted share for the three months ended September 30, 2011, as compared to $13.1 million, or $0.61 per diluted share for the three months ended September 30, 2010.

  FFO available to common shareholders totaled $31.1 million, or $1.44 per diluted share, for the nine months ended September 30, 2011, as compared to $47.7 million, or $2.22 per diluted share, for the nine months ended September 30, 2010.  FFO for the nine months ended September 30, 2011 includes a of non-cash impairment loss in connection with the 2100 Ross mortgage loan receivable of $9.2 million, or $0.43 per diluted share, acquisition costs related to the Eola combination and purchase of Fund II office investments of $15.1 million, or $0.70 per diluted share, offset by the adjustment recorded for the change in the fair value of contingent consideration in connection with the contribution of the Eola Management Company in the amount of $12.0 million, or $0.56 per diluted share.  Recurring FFO totaled $37.7 million, or $1.75 per diluted share for the nine months ended September 30, 2011, as compared to $41.5 million, or $1.93 per diluted share for the nine months ended September 30, 2010.

  On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.  During the three months and nine months ended September 30, 2011, Parkway’s share of non-cash impairment losses on depreciable real estate were $54.8 million and $56.5 million, respectively, and were excluded from the computation of FFO.

  Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

Description	Q3 2011	Q3 2010	YTD 2011	YTD 2010
Unusual Items (1):
Non-cash impairment loss on mortgage loan	$(9,235)	$-	$(9,235)	$-
Acquisition costs	$29	$-	$(15,060)	$-
Fair value adjustment-contingent consideration	$12,000	$-	$12,000	$-
Gain (loss) on extinguishment of debt	$-	$-	$302	$(189)
Expenses related to litigation	$(75)	$(174)	$(119)	$(719)

Other Items of Note (1):
Non-recurring lease termination fees (6)	$1,796	$633	$5,554	$7,078
Straight-line rent	$1,189	$325	$4,212	$2,817
Amortization of below market rent	$82	$95	$674	$(74)
Bad debt expense	$(110)	$(51)	$(1,263)	$(1,007)
Portfolio Information:
Average rent per square foot (2)(3)	$22.84	$23.07	$22.91	$23.04
Average occupancy (2)(4)	84.5%	86.0%	84.5%	85.9%
Same-store average rent per square foot (2)(3)	$21.21	$21.70	$21.24	$21.68
Same-store average occupancy (2)(4)	82.2%	85.1%	82.6%	85.4%
Total office square feet under ownership (2)	14,532	13,195	14,532	13,195
Total office square feet under management (5)	26,825	14,012	26,825	14,012

(1)

These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations and discontinued operations.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures for the period.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.
(6)

Parkway's share of lease termination fees recognized during the nine months ended September 30, 2010, were $8.1 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

  Funds available for distribution ("FAD") totaled $5.3 million, or $0.24 per diluted share, for the three months ended September 30, 2011, as compared to $5.2 million, or $0.24 per diluted share, for the three months ended September 30, 2010.  FAD totaled $14.2 million, or $0.66 per diluted share, for the nine months ended September 30, 2011, as compared to $21.9 million, or $1.02 per diluted share for the nine months ended September 30, 2010.

  Net loss attributable to common shareholders for the three months ended September 30, 2011, was $55.7 million, or $2.59 per diluted share, as compared to net loss attributable to common shareholders of $3.6 million or $0.17 per diluted share, for the three months ended September 30, 2010.  Parkway's share of gains on the sale of real estate of $3.0 million, income recorded from the change in fair value of contingent consideration of $12.0 million, offset by Parkway's share of non-cash impairment losses on depreciable real estate of $54.8 million and non-cash impairment loss on mortgage loan receivable of $9.2 million, were included in net loss attributable to common shareholders for the three months ended September 30, 2011.

  Net loss attributable to common shareholders for the nine months ended September 30, 2011, was $77.2 million, or $3.59 per diluted share as compared to net income available to common shareholders of $3.4 million, or $0.16 per diluted share, for the nine months ended September 30, 2010.  Parkway's share of gains on the sale of real estate of $7.3 million, income recorded from the change in fair value of contingent consideration of $12.0 million, offset by Parkway's share of non-cash impairment losses on depreciable real estate totaling $56.5 million, a non-cash impairment loss on mortgage loan receivable of $9.2 million, and Parkway's share of acquisition costs totaling $15.1 million associated with the Eola contribution of the Management Company and Fund II office investments, were included in net loss attributable to common shareholders for the nine months ended September 30, 2011.  Gain on the sale of real estate from discontinued operations of $8.5 million was included in net income available to common shareholders for the nine months ended September 30, 2010.

Operations and Leasing

  The Company's average rent per square foot decreased 1.0% to $22.84 during the third quarter 2011, as compared to the third quarter 2010, and decreased 0.6% to $22.91 for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010.  On a same-store basis, the Company's average rent per square foot decreased 2.3% to $21.21 during the third quarter 2011 as compared to $21.70 during the third quarter 2010, and decreased 2.0% to $21.24 during the nine months ended September 30, 2011, as compared to $21.68 during the nine months ended September 30, 2010.

  The Company's average occupancy for the third quarter 2011 was 84.5% as compared to 86.0% for the third quarter 2010 and was 84.5% for the nine months ended September 30, 2011, as compared to 85.9% for the nine months ended September 30, 2010.  On a same-store basis, the Company's average occupancy for the third quarter 2011 was 82.2% as compared to 85.1% for the third quarter 2010. For the nine months ended September 30, 2011, same-store average occupancy was 82.6% as compared to 85.4% for the nine months ended September 30, 2010.

  At October 1, 2011, the Company's office portfolio occupancy was 84.4% as compared to 84.6% at July 1, 2011, and 85.7% at October 1, 2010.  Not included in the October 1, 2011, occupancy rate are 30 signed leases totaling 270,000 square feet, expected to take occupancy between now and the third quarter of 2012, of which the majority will commence during the fourth quarter of 2011.  Including these signed leases, the Company's portfolio was 86.3% leased at October 13, 2011.

  Parkway's customer retention rate was 45.4% for the quarter ended September 30, 2011, as compared to 65.7% for the quarter ended June 30, 2011, and 75.0% for the quarter ended September 30, 2010.  Customer retention for the nine months ended September 30, 2011 and 2010, was 52.6% and 67.5%, respectively.  The decrease in the customer retention rate for the nine months ended September 30, 2011, was primarily attributable to the previously announced expiration of the 193,000 square foot AutoTrader.com lease at Peachtree Dunwoody Pavilion in Atlanta during the first quarter of 2011 and the expiration of the 73,000 square foot Alta Mesa lease at 1401 Enclave in Houston during the third quarter of 2011.

  During the third quarter of 2011, 53 leases were renewed totaling 184,000 rentable square feet at an average rent per square foot of $20.97, representing an 11.6% rate decrease, and at an average cost of $3.04 per square foot per year of the lease term.  During the nine months ended September 30, 2011, 181 leases were renewed totaling 908,000 rentable square feet at an average rent per square foot of $19.31, representing a 10.7% decrease, and at an average cost of $2.21 per square foot per year of the lease term.

  During the third quarter of 2011, 20 expansion leases were signed totaling 71,000 rentable square feet at an average rent per square foot of $24.52 and at an average cost of $4.19 per square foot per year of the lease term.  During the nine months ended September 30, 2011, 48 expansion leases were signed totaling 148,000 rentable square feet at an average rent per square foot of $22.73 and at an average cost of $3.98 per square foot per year of the lease term.

  During the third quarter of 2011, 44 new leases were signed totaling 317,000 rentable square feet at an average rent per square foot of $20.09 and at an average cost of $4.57 per square foot per year of the term.  During the nine months ended September 30, 2011, 123 new leases were signed totaling 817,000 rentable square feet at an average rent per square foot of $21.19 and at an average cost of $4.81 per square foot per year of the lease term.

  For the third quarter 2011, the Company's share of reported same-store net operating income ("NOI") as compared to the same period of the prior year decreased $1.6 million or 8.9% on a GAAP basis and decreased $2.1 million or 11.8% on a cash basis.  For the third quarter of 2011, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $1.5 million or 8.5% on a GAAP basis and decreased $2.0 million or 11.4% on a cash basis.  For the nine months ended September 30, 2011, the Company's share of reported same-store NOI as compared to the same period of the prior year decreased $3.9 million or 7.0% on a GAAP basis and decreased $2.6 million or 4.8% on a cash basis.  For the nine months ended September 30, 2011, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $3.2 million or 5.8% on a GAAP basis and decreased $1.8 million or 3.5% on a cash basis.  The decrease in same-store recurring NOI is primarily attributable to a decrease in rental income associated with a 2.8% reduction in same-store average occupancy for the nine months ended September 30, 2011, as compared to the same period of the prior year.

Asset Recycling

  On July 6, 2011, RubiconPark II, LLC, sold Maitland 200, a 204,000 square foot office property located in the Maitland submarket of Orlando, for a gross sale price of $23 million.  The $16.9 million mortgage loan secured by the property was repaid upon closing.  Parkway owned a 20% interest in the property and received a priority distribution after the repayment of secured debt of $2.8 million, which was used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on the sale of $743,000 during the third quarter of 2011.  Additionally, the Company retained management of the property.

  On July 19, 2011, the Company sold Greenbrier Towers I & II, two office properties totaling 172,000 square feet in Hampton Roads, Virginia, for a gross sale price of $16.7 million.  The sale represented the Company's exit from this market.  The properties were unencumbered by debt at the time of the sale.  Parkway received $16.1 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on the sale of real estate from discontinued operations of $1.2 million during the third quarter of 2011.

  On August 16, 2011, the Company sold Glen Forest, an 81,000 square foot office property in Richmond, Virginia, for a gross sale price of $9.3 million.  The property was unencumbered by debt at the time of the sale.  Parkway received $8.9 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on the sale of real estate from discontinued operations of $1.1 million during the third quarter of 2011.

  On September 8, 2011, the Company sold Tower at 1301 Gervais, a 298,000 square foot office property in Columbia, South Carolina, for a gross sale price of $19.5 million.  The property was unencumbered by debt at the time of the sale.  Parkway received $17.9 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a non-cash impairment loss of $1.0 million in connection with the sale of real estate in discontinued operations during the third quarter of 2011 and a total of $2.7 million non-cash impairment loss for the nine months ended September 30, 2011.

  As of the date of this press release, the Company is under contract to sell 111 East Wacker, a 1.0 million square foot office property located in the central business district of Chicago, Illinois, for a gross sale price of $150.6 million. The property currently serves as collateral for a $148.5 million non-recourse mortgage loan with a fixed interest rate of 6.3% and maturity date in July 2016.  The buyer has concluded its due diligence and deposited earnest money of $2.4 million.  The sale is expected to close during the fourth quarter of 2011, subject to the buyer's successful modification and assumption of the existing mortgage loan and customary closing conditions.  The Company recognized a non-cash impairment loss of $18.8 million in the third quarter of 2011 and has classified the property as held for sale with all income classified as discontinued operations for all current and prior periods presented.  The Company will provide additional details regarding this pending asset sale upon closing.

  The Company has reached an agreement in principle to sell Parkway's interests in the Fund I portfolio, to our existing partner in the fund.  Parkway's overall ownership interest in the portfolio is 28.2%.  The Fund I portfolio consists of approximately 2.7 million square feet in 7 markets and is currently 81.4% occupied.  This sale is expected to close at year end, subject to the successful transfer of all existing debt obligations to our partner, and will be valued based upon an independent third party appraisal of all of the assets.  Given the timing and final value of the sale are still undetermined, we will be unable to provide any further information on this potential sale until after it closes. The properties are secured by a total of $293.1 million in non-recourse mortgage loans, of which $82.7 million is Parkway's share, with an average interest rate of 5.6%.  In connection with our agreement to sell the Company's interests in the portfolio, the Company recorded an impairment loss in the third quarter of 2011 totaling $100.2 million, of which $28.0 million is Parkway's share.

  At September 30, 2011, the Company recorded a non-cash impairment loss on a mortgage loan receivable of $9.2 million in connection with the B participation piece of a first mortgage secured by an 844,000 square foot office property in Dallas, Texas known as 2100 Ross.  The borrower is currently in default on the first mortgage, and Parkway has written off its investment in the mortgage loan.  The Company's original cash investment in the loan was $6.9 million, in November 2007.

Capital Structure

  At September 30, 2011, the Company had an outstanding balance of $113.9 million under its credit facility and held $33.0 million in cash and cash equivalents, of which $14.2 million of cash and cash equivalents was Parkway's share.

  Upon its maturity on June 1, 2011, the Company elected not to repay an $8.5 million non-recourse mortgage loan secured by the Wells Fargo Building, a 136,000 square foot office building in Houston.  This mortgage loan had a fixed interest rate of 4.4%.  The Company is currently in default on this mortgage and the lender has identified a third-party buyer for the mortgage.  The Company expects a loan foreclosure or deed in lieu of loan foreclosure on the property, and has recognized a non-cash impairment loss of $7.0 million during the third quarter of 2011.  Upon foreclosure, the Company expects to record a gain on foreclosure of $3.9 million.

  On July 25, 2011, the Company placed a $22 million non-recourse mortgage loan secured by Hayden Ferry Lakeside I in Phoenix, in connection with the purchase of this asset by Fund II at the end of the second quarter.  This new mortgage loan matures in July 2018, has a fixed interest rate of 4.5%, and is interest only for thirty-six months of the term.  Parkway's net equity contribution toward the purchase of this property was $5.2 million and was funded through availability under the Company's credit facility.

  The Company's previously announced third quarter cash dividend of $0.075 per share, which represents an annualized dividend of $0.30 per share, was paid on September 28, 2011 and represented a payout of approximately 13.2% of recurring FFO for the quarter.  The dividend was the 100th consecutive quarterly distribution to Parkway's shareholders of Common Stock.

  At September 30, 2011, the Company's net debt to EBITDA multiple was 5.6x, after adjusting  EBITDA for the pro forma annual impact of new investments and dispositions completed for the period, as compared to 5.9x at June 30, 2011, and 6.0x at September 30, 2010.

2011 Outlook

Management is in the process of critically evaluating the Company's investment, financial and operational strategy. In light of the uncertainty of potential changes that may result from this review, as well as the continued uncertainty around the exact timing and closing of the announced dispositions and the potential impact all of these items may have on the Company for the balance of 2011, we believe it would not be meaningful to provide a revised 2011 outlook at this time. The Company will publicly communicate any specific changes in strategy as soon as it is practical to do so and will announce the 2011 final earnings results with the fourth quarter 2011 earnings press release.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. Parkway owns or has an interest in 67 office properties located in 12 states with an aggregate of approximately 14.5 million square feet of leasable space at November 7, 2011. Included in the portfolio are 26 properties totaling 6.6 million square feet that are owned jointly with other investors, representing 45.5% of the portfolio. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.9 million square feet for third-party owners at November 7, 2011.

Additional Information

The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 8, 2011, at 11:00 a.m. Eastern Time. To participate in the conference call, please dial 800-857-4978 and use the verbal passcode "PARKWAY". A live audio webcast will also be available by selecting the "3Q Call" icon on the Company's website at www.pky.com. An audio replay of the call can be accessed 24 hours a day through November 22, 2011, by dialing 800-239-4561 and using the pass code of 9285. An audio replay will be archived and indexed in the Corporate section of the Company's website at www.pky.com. A copy of the Company's 2011 third quarter Supplemental Financial & Portfolio Information report is available by accessing the Company's website, emailing your request to rjordan@pky.com, or calling Rita Jordan at 601-948-4091. The Company's Supplemental Financial & Portfolio information report will serve as the Company Presentation for the conference call.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2011 Supplemental Financial & Portfolio Information report, which includes a reconciliation of all non-GAAP financial measures to their directly comparable GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of acquisitions or dispositions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Eola or Parkway provide property management services; the ability of Parkway to integrate the business of Eola and unanticipated costs in connection with such integration; the outcome of claims and litigation involving or affecting the Company; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30	December 31
	2011	2010
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,685,906	$ 1,755,310
Office property held for sale	134,963	-
Land held for development	609	609
Accumulated depreciation	(275,729)	(366,152)
	1,545,749	1,389,767

Land available for sale	750	750
Mortgage loans	1,500	10,336
	1,547,999	1,400,853

Receivables and other assets	133,799	132,530
Intangible assets, net	116,736	50,629
Other assets held for sale	31,983	-
Management contracts, net	50,714	-
Cash and cash equivalents	32,951	19,670
	$ 1,914,182	$ 1,603,682

Liabilities
Notes payable to banks	$ 113,852	$ 110,839
Mortgage notes payable	830,709	773,535
Accounts payable and other liabilities	123,409	98,818
Liabilities held for sale	165,340	-
	1,233,310	983,192

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 and
4,374,896 shares authorized, issued and outstanding in	128,942	102,787
2011 and 2010, respectively
Common stock, $.001 par value, 64,578,704 and 65,625,104
shares authorized in 2011 and 2010, respectively, 22,118,817 and 21,923,610 shares issued and outstanding in 2011 and
and 2010, respectively	22	22
Common stock held in trust, at cost, 12,070 and 58,134
shares in 2011 and 2010, respectively	(309)	(1,896)
Additional paid-in capital	517,527	516,167
Accumulated other comprehensive loss	(5,704)	(3,003)
Accumulated deficit	(209,732)	(127,575)
Total Parkway Properties, Inc. stockholders' equity	430,746	486,502
Noncontrolling interest - real estate partnerships	250,126	133,988
Total equity	680,872	620,490
	$ 1,914,182	$ 1,603,682

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	September 30
	2011	2010
	(Unaudited)

Revenues
Income from office and parking properties	$ 63,594	$ 45,095
Management company income	6,120	585
Total revenues	69,714	45,680

Expenses
Property operating expense	30,639	21,612
Depreciation and amortization	26,087	14,825
Impairment loss on real estate	107,240	-
Impairment loss on mortgage loan receivable	9,235	-
Change in fair value of contingent consideration	(12,000)	-
Management company expenses	4,319	858
General and administrative	1,902	1,758
Acquisition costs	25	-
Total expenses and other	167,447	39,053

Operating income (loss)	(97,733)	6,627

Other income and expenses
Interest and other income	87	354
Equity in earnings (loss) of unconsolidated joint ventures	(14)	62
Gain on involuntary conversion	-	40
Gain on sale of real estate	743	-
Interest expense	(13,473)	(10,164)

Loss before income taxes	(110,390)	(3,081)

Income tax (expense) benefit	174	(59)

Loss from continuing operations	(110,216)	(3,140)
Discontinued operations:
Loss from discontinued operations	(22,633)	(1,048)
Gain on sale of real estate from discontinued operations	2,275	-
Total discontinued operations	(20,358)	(1,048)

Net loss	(130,574)	(4,188)
Net loss attributable to noncontrolling interest - real estate partnerships	77,546	2,356

Net loss for Parkway Properties, Inc.	(53,028)	(1,832)
Dividends on preferred stock	(2,710)	(1,737)
Net loss attributable to common stockholders	$ (55,738)	$ (3,569)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.64)	$ (0.12)
Discontinued operations	(0.95)	(0.05)
Basic net loss attributable to Parkway Properties, Inc.	$ (2.59)	$ (0.17)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.64)	$ (0.12)
Discontinued operations	(0.95)	(0.05)
Diluted net loss attributable to Parkway Properties, Inc.	$ (2.59)	$ (0.17)

Weighted average shares outstanding:
Basic	21,502	21,438
Diluted	21,502	21,438

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended
	September 30
	2011	2010
	(Unaudited)

Revenues
Income from office and parking properties	$ 170,244	$ 137,392
Management company income	9,990	1,331
Total revenues	180,234	138,723

Expenses
Property operating expense	79,156	65,478
Depreciation and amortization	64,519	46,260
Impairment loss on real estate	107,240	-
Impairment loss on mortgage loan receivable	9,235	-
Change in fair value of contingent consideration	(12,000)	-
Management company expenses	8,398	2,243
General and administrative	5,380	5,361
Acquisition costs	16,754	-
Total expenses and other	278,682	119,342

Operating income (loss)	(98,448)	19,381

Other income and expenses
Interest and other income	849	1,105
Equity in earnings of unconsolidated joint ventures	65	253
Gain on involuntary conversion	-	40
Gain on sale of real estate	743	-
Interest expense	(37,280)	(30,576)

Loss before income taxes	(134,071)	(9,797)

Income tax expense	(50)	(176)

Loss from continuing operations	(134,121)	(9,973)
Discontinued operations:
Income (loss) from discontinued operations	(26,410)	1,444
Gain on sale of real estate from discontinued operations	6,567	8,518
Total discontinued operations	(19,843)	9,962

Net loss	(153,964)	(11)
Net loss attributable to noncontrolling interest - real estate partnerships	84,112	7,581

Net income (loss) for Parkway Properties, Inc.	(69,852)	7,570
Dividends on preferred stock	(7,341)	(4,137)
Net income (loss) attributable to common stockholders	$ (77,193)	$ 3,433

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (2.67)	$ (0.30)
Discontinued operations	(0.92)	0.46
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (3.59)	$ 0.16
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (2.67)	$ (0.30)
Discontinued operations	(0.92)	0.46
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (3.59)	$ 0.16

Weighted average shares outstanding:
Basic	21,489	21,413
Diluted	21,489	21,413

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (53,028)	$ (1,832)	$ (69,852)	$ 7,570

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Preferred Dividends	(2,710)	(1,737)	(7,341)	(4,137)
Depreciation and Amortization	26,087	14,825	64,519	46,260
Depreciation and Amortization - Discontinued Operations	6,203	6,301	19,787	19,118
Noncontrolling Interest Depreciation and Amortization	(11,574)	(4,011)	(25,351)	(12,837)
Unconsolidated Joint Ventures Depreciation and Amortization	38	85	198	253
Impairment Loss on Real Estate (Parkway's Share)	54,767	-	56,467	-
Gain on Sale of Real Estate	(3,018)	-	(7,310)	(8,518)
FFO Available to Common Stockholders	$ 16,765	$ 13,631	$ 31,117	$ 47,709

Adjustments to Derive Recurring FFO (at Parkway's Share):
Non-Cash (Gain) Loss	9,235	(40)	9,235	(40)
Change in Fair Value of Contingent Consideration	(12,000)	-	(12,000)	-
Non-Recurring Lease Termination Fee Income (1)	(1,796)	(633)	(5,554)	(7,078)
(Gain) Loss on Early Extinguishment of Debt	-	-	(302)	189
Acquisition Costs-Building Purchases	-	-	1,124	-
Acquisition Costs-Combination	(29)	-	13,936	-
Expenses Related to Litigation	75	174	119	719
Recurring FFO	$ 12,250	$ 13,132	$ 37,675	$ 41,499

Funds Available for Distribution
FFO Available to Common Stockholders	$ 16,765	$ 13,631	$ 31,117	$ 47,709
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(33)	(118)	(203)	(236)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	2,894	3,055	9,056	5,211
Straight-line Rents	(2,952)	(14)	(6,391)	(3,059)
Straight-line Rents - Discontinued Operations	101	(129)	(1,845)	(832)
Amortization of Above/Below Market Leases	1,215	(127)	1,463	(364)
Amortization of Above/Below Market Leases-Discontinued Operations	(477)	(39)	(1,069)	217
Amortization of Share-Based Compensation	501	486	1,389	877
Acquisition Costs (Parkway's Share)	(29)	-	15,060	-
Non-Cash (Gain) Loss (Parkway's Share)	9,235	(40)	9,235	(40)
Change in Fair Value of Contingent Consideration	(12,000)	-	(12,000)	-
Recurring Capital Expenditures:
Building Improvements	(2,622)	(788)	(6,441)	(3,258)
Tenant Improvements - New Leases	(3,303)	(3,710)	(9,753)	(11,899)
Tenant Improvements - Renewal Leases	(1,856)	(2,207)	(6,284)	(5,501)
Leasing Costs - New Leases	(1,367)	(1,329)	(5,144)	(2,794)
Leasing Costs - Renewal Leases	(799)	(3,461)	(4,030)	(4,175)
Total Recurring Capital Expenditures	(9,947)	(11,495)	(31,652)	(27,627)
Funds Available for Distribution	$ 5,273	$ 5,210	$ 14,160	$ 21,856

Diluted Per Common Share/Unit Information (**)
FFO per share	$ 0.78	$ 0.63	$ 1.44	$ 2.22
Recurring FFO per share	$ 0.57	$ 0.61	$ 1.75	$ 1.93
FAD per share	$ 0.24	$ 0.24	$ 0.66	$ 1.02
Dividends paid	$ 0.075	$ 0.075	$ 0.225	$ 0.225
Dividend payout ratio for FFO	9.65%	11.84%	15.60%	10.15%
Dividend payout ratio for Recurring FFO	13.21%	12.29%	12.88%	11.67%
Dividend payout ratio for FAD	30.68%	30.99%	34.28%	22.15%

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$ 9,947	$ 11,495	$ 31,652	$ 27,627
Consolidated Upgrades on Acquisitions	2,611	144	8,441	1,964
Consolidated Major Renovations	348	990	461	1,359
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$ 12,906	$ 12,629	$ 40,554	$ 30,950

Parkway's Share of Recurring Capital Expenditures	$ 7,928	$ 8,456	$ 25,756	$ 23,457
Parkway's Share of Upgrades on Acquisitions	804	105	2,598	1,070
Parkway's Share of Major Renovations	348	990	461	1,359
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$ 9,080	$ 9,551	$ 28,815	$ 25,886

Impairment Loss on Mortgage Loan Receivable	$ (9,235)	$ -	$ (9,235)	$ -
Gain on Involuntary Conversion	-	40	-	40
Gain Included in FFO	$ (9,235)	$ 40	$ (9,235)	$ 40

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,504	21,439	21,491	21,414
Dilutive Effect of Other Share Equivalents	79	86	81	103
Diluted Weighted Average Shares/Units Outstanding	21,583	21,525	21,572	21,517

(1)       Parkway's share of total lease termination fees recognized during the nine months ended September 30, 2010 were $8.1 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (53,028)	$ (1,832)	$ (69,852)	$ 7,570

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Interest Expense	15,297	13,276	44,367	39,862
Amortization of Financing Costs	566	393	1,573	1,317
(Gain) Loss on Early Extinguishment of Debt	-	-	(302)	189
Acquisition Costs	(29)	-	15,060	-
Depreciation and Amortization	32,290	21,126	84,306	65,378
Amortization of Share-Based Compensation	501	486	1,389	877
Gain on Sale of Real Estate	(3,018)	-	(7,310)	(8,518)
Non-Cash (Gain) Loss (Parkway's Share)	64,002	(40)	65,702	(40)
Change in Fair Value of Contingent Consideration	(12,000)	-	(12,000)	-
Tax Expense	(174)	59	50	176
EBITDA Adjustments - Unconsolidated Joint Ventures	74	122	306	363
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(17,513)	(6,987)	(39,963)	(22,036)
EBITDA	$ 26,968	$ 26,603	$ 83,326	$ 85,138

Interest Coverage Ratio:
EBITDA	$ 26,968	$ 26,603	$ 83,326	$ 85,138

Interest Expense:
Interest Expense	$ 15,297	$ 13,276	$ 44,367	$ 39,862
Interest Expense - Unconsolidated Joint Ventures	36	37	108	110
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(5,808)	(2,911)	(14,306)	(8,995)
Total Interest Expense	$ 9,525	$ 10,402	$ 30,169	$ 30,977

Interest Coverage Ratio	2.83	2.56	2.76	2.75

Fixed Charge Coverage Ratio:
EBITDA	$ 26,968	$ 26,603	$ 83,326	$ 85,138

Fixed Charges:
Interest Expense	$ 9,525	$ 10,402	$ 30,169	$ 30,977
Preferred Dividends	2,710	1,737	7,341	4,137
Principal Payments (Excluding Early Extinguishment of Debt)	2,559	3,600	9,246	10,794
Principal Payments - Unconsolidated Joint Ventures	9	8	26	24
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(757)	(189)	(1,990)	(762)
Total Fixed Charges	$ 14,046	$ 15,558	$ 44,792	$ 45,170

Fixed Charge Coverage Ratio	1.92	1.71	1.86	1.88

Modified Fixed Charge Coverage Ratio:
EBITDA	$ 26,968	$ 26,603	$ 83,326	$ 85,138

Modified Fixed Charges:
Interest Expense	$ 9,525	$ 10,402	$ 30,169	$ 30,977
Preferred Dividends	2,710	1,737	7,341	4,137
Total Modified Fixed Charges	$ 12,235	$ 12,139	$ 37,510	$ 35,114

Modified Fixed Charge Coverage Ratio	2.20	2.19	2.22	2.42

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$ 26,968	$ 26,603	$ 83,326	$ 85,138
Amortization of Above (Below) Market Leases	738	(166)	394	(147)
Amortization of Mortgage Loan Discount	-	(180)	(400)	(522)
Operating Distributions from Unconsolidated Joint Ventures	-	-	507	-
Interest Expense	(15,297)	(13,276)	(44,367)	(39,862)
Gain (Loss) on Early Extinguishment of Debt	-	-	302	(189)
Acquisition Costs	29	-	(15,060)	-
Tax Expense-Current	(190)	(59)	(414)	(176)
Change in Deferred Leasing Costs	(2,947)	(4,801)	(11,434)	(7,543)
Change in Receivables and Other Assets	(12,057)	(2,496)	(20,990)	(8,129)
Change in Accounts Payable and Other Liabilities	5,229	12,396	5,443	10,750
Adjustments for Noncontrolling Interests	12,207	4,631	28,091	14,455
Adjustments for Unconsolidated Joint Ventures	(60)	(183)	(371)	(616)
Cash Flows Provided by Operating Activities	$ 14,620	$ 22,469	$ 25,027	$ 53,159

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(In thousands, except number of properties data)

						Average
				Net Operating Income		Occupancy
		Number of	Percentage
	Square Feet	Properties	of Portfolio (1)	2011	2010	2011	2010

Same-store properties:
Wholly-owned	6,911	41	43.45%	$ 14,447	$ 16,067	82.0%	87.0%
Fund I	2,726	13	19.92%	6,622	7,416	82.8%	81.9%
Fund II	556	3	2.98%	991	-	82.3%	N/A
Unconsolidated joint ventures	167	2	0.74%	246	909	83.8%	82.4%
Total same-store properties	10,360	59	67.09%	22,306	24,392	82.2%	85.1%
Net operating income from all
office and parking properties	14,532	67	100.00%	$ 33,247	$ 25,066

(1) Percentage of portfolio based on 2011 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

				Three Months Ended		Nine Months Ended
				September 30		September 30
				2011	2010	2011	2010

Net income (loss) for Parkway Properties, Inc.				$ (53,028)	$ (1,832)	$ (69,852)	$ 7,570
Add (deduct):
Interest expense				13,473	10,164	37,280	30,576
Depreciation and amortization				26,087	14,825	64,519	46,260
Management company expenses				4,319	858	8,398	2,243
Income tax expense (benefit)				(174)	59	50	176
General and administrative expenses				1,902	1,758	5,380	5,361
Acquisition costs				25	-	16,754	-
Equity in (earnings) loss of unconsolidated joint ventures				14	(62)	(65)	(253)
Gain on involuntary conversion				-	(40)	-	(40)
Gain on sale of real estate				(743)	-	(743)	-
Non-cash impairment loss on real estate				107,240	-	107,240	-
Non-cash impairment loss on mortgage loan receivable				9,235	-	9,235	-
Change in fair value of contingent consideration				(12,000)	-	(12,000)	-
Net loss attributable to noncontrolling interests - real estate partnerships				(77,546)	(2,356)	(84,112)	(7,581)
(Income) loss from discontinued operations				22,633	1,048	26,410	(1,444)
Gain on sale of real estate from discontinued operations				(2,275)	-	(6,567)	(8,518)
Management company income				(6,120)	(585)	(9,990)	(1,331)
Interest and other income				(87)	(354)	(849)	(1,105)
Net operating income from consolidated office and parking properties				32,955	23,483	91,088	71,914
Net operating income from unconsolidated joint ventures				292	1,583	1,840	5,763
Less: Net operating income from non same-store properties				(10,941)	(674)	(21,307)	(683)
Same-store net operating income (SSNOI)				22,306	24,392	71,621	76,994
Less: non-recurring lease termination fee income				(625)	(777)	(1,135)	(2,025)
Recurring SSNOI				$ 21,681	$ 23,615	$ 70,486	$ 74,969

Parkway's share of SSNOI				$ 16,553	$ 18,174	$ 52,658	$ 56,595

Parkway's share of recurring SSNOI				$ 16,260	$ 17,762	$ 51,856	$ 55,027